UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 28, 2005
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          (a) On October 31, 2005, the stockholders of Too, Inc. (the “Company”) approved the Company’s 2005 Stock Option and Performance Incentive Plan (the “Plan”) at a Special Meeting of Stockholders. A copy of the Plan is incorporated by reference as Exhibit 10.1 to this Form 8-K.
          (b) On October 28, 2005, the Company entered into a new unsecured $100 million Credit Agreement, dated as of that date, with National City Bank, as Lead Arranger and Administrative Agent, Fifth Third Bank, as Syndication Agent, Bank of America, as Documentation Agent, LaSalle Bank National Association, as Managing Agent, and Citicorp USA, Inc. as a Lender (the “New Credit Facility”).
          The New Credit Facility provides for a $100 million revolving line of credit, which can be increased to up to $150 million at the option of the Company under certain circumstances. The New Credit Facility is available for direct borrowing, issuance of letters of credit, stock repurchases, and general corporate purchases. The New Credit Facility is scheduled to mature on October 28, 2010.
          The New Credit Facility is guarantied, on an unsecured basis, by all current and future domestic subsidiaries of the Company.
          The New Credit Facility replaces a $100 million unsecured Credit Agreement dated April 29, 2003, as amended by the First Amendment to the Credit Agreement dated as of September 16, 2003, the Second Amendment to the Credit Agreement dated as of October 29, 2004, the Third Amendment to the Credit Agreement dated as of November 16, 2004, and the Fourth Amendment to the Credit Agreement dated as of May 13, 2005, by and between the Company and National City Bank (the “Prior Credit Facility”) (as filed as exhibits to the Company’s Quarterly Report on Form 10-Q on September 16, 2003, Current Report on Form 8-K on November 3, 2004, and Quarterly Report on Form 10-Q on September 2, 2005, respectively). The Prior Credit Facility, which was scheduled to expire on April 29, 2006, was terminated concurrently with the execution of the New Credit Facility.
          As of the date hereof, the Company has no direct borrowings outstanding under the New Credit Facility. Direct borrowings under the New Credit Facility bear interest, at the Company’s option, at a margin over either LIBOR or a Base Rate (as each such term is defined in the New Credit Facility). The New Credit Facility requires the Company to maintain certain financial covenants:
•	A minimum ratio of Consolidated EBITDAR (as such term is defined in the New Credit Facility) for the period of four (4) consecutive fiscal quarters then ended to the sum of Consolidated Interest Expense for such period and Consolidated Minimum Rent (as such terms are defined in the New Credit Facility) for such period,

•	A maximum ratio of Consolidated Total Debt (as such term is defined in the New Credit Facility) as of the end of the most recently ended fiscal quarter to Consolidated

EBITDAR (as such term is defined in the New Credit Facility) for the period of four (4) consecutive fiscal quarter then ended, and
•	A minimum Tangible Net Worth (as such term is defined in the New Credit Facility) not to be less than $225,000,000.
          Consistent with the previous agreement, the New Credit Facility also contains covenants that, subject to specified exceptions, restrict the Company’s ability to, among other things:
•	incur additional debt;

•	merge with or acquire other companies, liquidate or dissolve;

•	sell, transfer, lease or dispose of assets;

•	make loans, investments or guarantees; and

•	enter into swap agreements.
          Upon the occurrence of an event of default under the New Credit Facility, the lenders may cease making loans, terminate the New Credit Facility, and declare all amounts outstanding to be immediately due and payable.
     The foregoing description of the New Credit Facility and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the New Credit Facility. A copy of the New Credit Facility is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
          See (b) under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          See (b) under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated herein by reference.

Item 9.01. Exhibits.
          (c) Exhibits.

Exhibit No.	Description
10.1	2005 Stock Option and Performance Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement for the Company’s Special Meeting of Stockholders held October 31, 2005, filed September 28, 2005).

10.2 *	Credit Agreement, dated October 28, 2005, by and among Too, Inc., each of Too, Inc.’s domestic subsidiaries, as Guarantors, National City Bank, as Lead Arranger and Administrative Agent, Fifth Third Bank, as Syndication Agent, Bank of America, as Documentation Agent, LaSalle Bank National Association, as Managing Agent, and Citicorp USA, Inc. as Lender.

*	Filed with this report

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOO, INC.
Date: November 3, 2005	By:	/s/ Poe A. Timmons
Poe A. Timmons Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	2005 Stock Option and Performance Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement for the Company’s Special Meeting of Stockholders held October 31, 2005, filed September 28, 2005).

10.2 *	Credit Agreement, dated October 28, 2005, by and among Too, Inc., each of Too, Inc.’s domestic subsidiaries, as Guarantors, National City Bank, as Lead Arranger and Administrative Agent, Fifth Third Bank, as Syndication Agent, Bank of America, as Documentation Agent, LaSalle Bank National Association, as Managing Agent, and Citicorp USA, Inc. as Lender.

*	Filed with this report